As filed with the Securities and Exchange Commission on July 18, 2008

                                                                                                                      Registration No. 333-________

________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1356520
(State or other jurisdiction of	(I.R.S. Employer Identification No.)

                incorporation or organization)

5330 East 31st Street, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

(Full title of the plan)

Gary L. Paxton

President and Chief Executive Officer

5330 East 31st Street

Tulsa, Oklahoma 74135

(918) 669-3010

(Name, address and telephone number of agent for service)

Copy to:

Stephen W. Ray

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston, Suite 200

Tulsa, Oklahoma 74103

(918) 594-0415

Large accelerated filer  X        Accelerated filer             Non-accelerated filer             Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	660,000 shares	$2.74 (1)	$1,808,400(1)	$71.07

____________________

(1)

Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on July 16, 2008.

________________________________________________________________________________________________

GENERAL INSTRUCTIONS

Pursuant to General Instruction E. of Form S-8, the registrant hereby incorporates by reference into this Registration Statement the contents of (i) Registration Statement No. 333-79603 of Dollar Thrifty Automotive Group, Inc. (the “Company”) filed May 28, 1999, (ii) Registration Statement No. 333-50800 of the Company filed November 28, 2000, and (iii) Registration Statement No. 333-128714 of the Company filed September 30, 2005.

This Registration Statement is being filed by the registrant to add 660,000 shares of the Company’s common stock, par value $.01 per share, to the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit No.	Description
3.1

Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

5.5	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered**
10.54

Amended and Restated Long-Term Incentive Plan and Director Equity Plan (as amended and restated effective March 23, 2005 and adopted by shareholders on May 20, 2005), filed as the same numbered exhibit with the Company’s Form 8-K filed May 25, 2005*

10.98

First Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan effective as of February 1, 2006, filed as the same numbered exhibit with the Company’s Form 8-K, filed February 7, 2006*

10.128

Second Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan approved by the Human Resources and Compensation Committee of the Board of Directors of the Company on February 1, 2007, filed as the same numbered exhibit with the Company’s Form 8-K, filed February 6, 2007*

10.190

Third Amendment to Amended and Restated Long-Term Incentive Plan and Director Equity Plan (as amended effective March 11, 2008 and adopted by shareholders on May 15, 2008), filed as the same numbered exhibit with the Company’s Form 8-K filed May 21, 2008*

15.31	Letter from Deloitte & Touche LLP regarding interim financial information**
23.37	Consent of Deloitte & Touche LLP**

Exhibit No.	Description
23.38	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.5)**

___________________________

*Incorporated by reference

**Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 18, 2008.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: /s/ GARY L. PAXTON

Name: Gary L. Paxton

Title: President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ GARY L. PAXTON Gary L. Paxton	Chief Executive Officer President and Director	July 18, 2008
/s/ SCOTT L. THOMPSON Scott L. Thompson	Senior Executive Vice President Principal Financial Officer Principal Accounting Officer and Chief Financial Officer	July 18, 2008
/s/ THOMAS P. CAPO Thomas P. Capo	Chairman of the Board and Director	July 18, 2008
/s/ MARYANN N. KELLER Maryann N. Keller	Director	July 18, 2008
/s/ EDWARD C. LUMLEY Edward C. Lumley	Director	July 18, 2008
/s/ RICHARD W. NEU Richard W. Neu	Director	July 18, 2008
/s/ JOHN C. POPE John C. Pope	Director	July 18, 2008
/s/ EDWARD L. WAX Edward L. Wax	Director	July 18, 2008

                                                                              INDEX TO EXHIBITS

Exhibit No.	Description
5.5	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered
15.31	Letter from Deloitte & Touche LLP regarding interim financial information
23.37	Consent of Deloitte & Touche LLP
23.38	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.5)